EXHIBIT 1 — JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G filed herewith with respect to the common shares of Lev Pharmaceuticals, Inc. (and any amendments thereto) is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Dated: June 25, 2007

EMIGRANT CAPITAL CORPORATION

By: /s/ John R. Hart
        Name: John R. Hart
        Title: President & CEO

HMM INVESTORS, LLC

By: /s/ /s/ David M. Seldin
        Name: David M. Seldin
        Title: Member

        /s/ David M. Seldin
        David M. Seldin

        /s/ Gilbert S. Stein
        Gilbert S. Stein

        /s/ John R. Hart
        John R. Hart

        /s/ Barry S. Friedberg
        Barry S. Friedberg

        /s/ Francis May
        Francis May

        /s/ Katherine Butkevich
        Katherine Butkevich

        /s/ Kenneth L. Walters
        Kenneth L. Walters

EMIGRANT SAVINGS BANK

By: /s/ Daniel C. Hickey
        Name: Daniel C. Hickey
        Title: Senior Vice President

EMIGRANT BANCORP, INC.

By: /s/ Daniel C. Hickey
        Name: Daniel C. Hickey
        Title: Senior Vice President

NEW YORK PRIVATE BANK & TRUST
CORPORATION

By: /s/ Howard P. Milstein
        Name: Howard P. Milstein
        Title: President and Chief Executive Officer

PAUL MILSTEIN REVOCABLE 1998 TRUST

By: /s/ Howard P. Milstein
        Name: Howard P. Milstein
Title: Trustee